Exhibit 99.1
Unity Announces First Quarter 2022 Financial Results
Company delivered record quarter with $320 million in revenue during the first quarter of 2022, up 36% year-over-year
SAN FRANCISCO, Calif., May 10, 2022 — Unity Software Inc. (NYSE: U), the world’s leading platform for creating and operating interactive, real-time 3D (RT3D) content, today announced first quarter 2022 revenue of $320.1 million, which is up 36% from the same period in 2021 and at top of guidance.
“Unity delivered record quarterly revenue in the first quarter of 2022, the highest in the company’s history, up 36% compared with the first quarter of 2021, with Create over-performing at 65% year-on-year growth, offset by slower growth in Operate,” said John Riccitiello, President and Chief Executive Officer, Unity. “We remain focused on the massive opportunity we see in front of us long-term. Short-term, we are laser-focused on accelerating growth in Operate.”
“In the first quarter, we continued to add new customers across industries and expand our business with existing customers as we made strategic investments to support long-term value creation while improving margins,” said Luis Visoso, Chief Financial Officer, Unity. “We believe we are in the early stages of one of the largest transformations in tech: the move to real-time 3D. We will continue to invest to capture the opportunity while quickly driving to sustainable and growing profitability.”
First Quarter 2022 Financial Highlights
•Revenue was $320.1 million, an increase of 36% from the first quarter of 2021.
•Create Solutions revenue was $116.4 million, an increase of 65%; Operate Solutions revenue was $184.0 million, an increase of 26%; Strategic Partnerships and Other revenue was $19.7 million, an increase of 11%, each as compared to the first quarter of 2021.
•Loss from operations was $171.2 million, or 53% of revenue, compared to loss from operations of $110.9 million, or 47% of revenue, in the first quarter of 2021. These results were impacted by an increase in stock-based compensation expenses.
•Non-GAAP loss from operations was $23.0 million, or 7% of revenue, compared to a non-GAAP loss from operations of $23.4 million, or 10% of revenue, in the first quarter of 2021.
•Basic and diluted net loss per share was $0.60, compared to basic and diluted net loss per share of $0.39 in the first quarter of 2021.
•Basic and diluted non-GAAP net loss per share was $0.08, compared to basic and diluted non-GAAP net loss per share of $0.10 in the first quarter of 2021.
•1,083 customers each generated more than $100,000 of revenue in the trailing 12 months as of March 31, 2022, compared to 837 as of March 31, 2021.
•Dollar-based net expansion rate as of March 31, 2022 was 135% as compared to 140% as of March 31, 2021.
•Net cash provided by operating activities was $101.3 million for the first quarter of 2022, compared to net cash used in operating activities of $88.9 million for the same period last year. Free cash flow in the first quarter of 2022 was $86.4 million, compared to $(100.6) million for the same period last year. Cash, cash equivalents, and restricted cash were $1.2 billion as of March 31, 2022, compared to $1.1 billion as of March 31, 2021.

Recent Business Highlights
•Unity announces the release of Unity 2021 LTS. Unity 2021 LTS delivers powerful improvements to workflows, rendering capabilities, and platform support to help creators realize their creative ambitions. New enhancements prioritize quality, productivity, and performance for any platform, genre, or artistic style. The announcement was made at Game Developers Conference 2022 and represents more than a year of focused development across the entire Unity Editor and underlying foundational features. In 2021 LTS, Unity continued its commitment to putting quality first in order to make the creator experience working in Unity more stable, productive, and efficient than ever before.
•Unity releases Enemies cinematic demo. A brand-new cinematic teaser featuring major advances for photorealistic eyes, hair, skin, and more – all rendered in real-time and running in 4K resolution, Enemies was released at the Game Developers Conference 2022. Unity announced a plan to release a Digital Human tech package that contains all of the updates and enhancements made since the version shared for The Heretic, and noted that most of the improvements in Unity that originated from the production of Enemies, or were directly adopted in it, are already in Unity 2021.2 or will be shipping in 2022.1 or 2022.2.
•Unity announces Gigaya playable sample game. At GDC 2022, Unity highlighted a glimpse of our upcoming puzzle-platformer sample game, Gigaya. Gigaya is still in active development, but when it’s done, it will be a free downloadable project designed to help developers learn from its creation process. The sample game was created using an ecosystem of Unity tools and features and is built on long-term support. Throughout the project, you’ll find real-world examples of how these systems work, not just as standalone features but operating in parallel to offer a high-quality development product for games.
•Unity Operate Solutions announces Unity Gaming Services GA release. Unity Gaming Services products will officially graduate out of open beta this July. In October of last year, Unity Gaming Services (UGS) was announced as a suite of tools and services built to simplify every developer’s ability to create, host, and manage their games. Unity has since launched nine products into open beta and more than 54,000 game developers signed up to test the service and UGS tools have been installed into over 6,000 unique game projects.
•Unity Sports & Live Entertainment Announces New Partnership with Insomniac Events. With nearly 30 years of creating experiences, the Insomniac Events team has partnered with Unity to bring a brand new, persistent metaverse world to its fans community where they can gather and engage virtually for live music performances regardless of location. We believe this partnership will define a new standard of live entertainment by delivering the next evolution of the Insomniac experience in 2022.
•Unity has been hired by The Orlando Economic Partnership (The Orlando Partnership). The Orlando Partnership, a public-private, not-for-profit economic and community development organization representing hundreds of the region’s top private businesses, has hired Unity to create a digital twin of the entire region to be showcased on display at the Orlando Partnership’s new headquarters in downtown Orlando, Florida later this year. The Digital Twin will help examine and is intended to potentially solve regional challenges for the 800-square mile area, including transportation, climate change and utility mapping. The Orlando Partnership also plans to use the platform to show open land and office space to company leaders considering expanding or locating in the Orlando region.

•Unity Announces Unity For Humanity 2022 Grant Winners. The program was created to assist creators using 3D art/creations to make the world a better place. Grantees will be aided with funding, mentorship, and technical support. The winners' projects were selected based on vision, impact, inclusion, and viability. In addition, Unity partnered with entertainer Common to create the Imagine Grant, which was given to the project that best inspires audiences to imagine a better world.
Outlook
Unity is providing the following guidance for the second quarter and lowering guidance for the full year ending December 31, 2022 due to challenges with monetization products that we expect to impact 2022.

	Q2 2022	2022
	Guidance	Guidance
Revenue (in millions)	$290 — $295	$1,350 — $1,425
Year-over-year revenue growth	6% — 8%	22% — 28%
Non-GAAP loss from operations (in millions)	($62) — ($64)	($60) — ($75)
Non-GAAP operating margin	(21%) — (22%)	(4%) — (6%)
Fully diluted shares outstanding	350M	356M
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Unity’s results computed in accordance with GAAP.
Earnings Webcast Details
Unity plans to host a video webcast for analysts and investors today to discuss its first quarter and full-year 2022 financial results and outlook for its second quarter and full-year 2022. The video webcast is scheduled to begin at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time and can be accessed at the Unity Investor Relations website at investors.unity.com. The video webcast will be available live, and a replay will be available on the Investor Relations website following completion of the live broadcast for approximately 90 days.
A copy of the prepared remarks for the video webcast has been posted on the Unity Investor Relations website at investors.unity.com, simultaneously with the issuing of this press release.
About Unity
Unity is the world’s leading platform for creating and operating interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises. For more information, visit unity.com.
Unity uses its Investor Relations website (investors.unity.com), filings with the SEC, press releases, public conference calls, and public webcasts as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Unity’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s second quarter and full-year 2022 outlook and future financial performance, including the expansion of RT3D beyond gaming; Unity’s belief that there is a massive opportunity in the long-term; Unity’s belief that the move to real-time 3D is in the early stages and is one of the largest transformations in technology; that Unity will quickly drive to sustainable and growing profitability; Unity’s ability to continue to make the creator experience more stable, productive and efficient than ever before; Unity’s belief that the partnership with Insomniac Events will define a new standard of live entertainment; business plans, priorities and objectives, potential market and growth opportunities; product features, functionality, and expected benefits to the business and Unity’s customers; competitive position; product strategies and future product and platform features; technological or market trends; and industry environment. The words “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to achieve profitability and the timing for any such achievement; (iii) our ability to retain existing customers and expand the use of our platform; (iv) our ability to further expand into new industries and attract new customers; (v) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to our or our customers’ business practices; (vi) our ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (vii) our ability to compete effectively in the markets in which we participate; (viii) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (ix) our ability to manage growth effectively; (x) the rapidly changing and increasingly stringent laws, contractual obligations and industry standards that relate to privacy, data security and the protection of children; and (xi) Unity’s ability to successfully integrate Weta Digital’s technology and business, and related costs and expenses. Further information on these and additional risks that could affect Unity’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on February 22, 2022, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Unity’s discretion and may not be delivered as planned or at all. Customers who purchase Unity services should make their purchase decisions based upon services, features, and functions that are currently available.
© 2022 Unity Software Inc. All rights reserved. The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks are the property of their respective owners.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP performance financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.

However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
Non-GAAP Gross Profit, Non-GAAP Operating Expenses, and Non-GAAP Loss from Operations
We define non-GAAP gross profit as gross profit excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense. We define non-GAAP research and development expense and non-GAAP sales and marketing expense as research and development expense and sales and marketing expense, respectively, excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense. We define non-GAAP general and administrative expense as general and administrative expense excluding stock-based compensation expense, employer tax related to employee stock transactions, and costs incurred from a legal entity reorganization in China. We define non-GAAP loss from operations as loss from operations excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and costs incurred from a legal entity reorganization in China.
We use non-GAAP gross profit and non-GAAP loss from operations in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as these metrics exclude stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and costs incurred from a legal entity reorganization in China, which we do not consider to be indicative of our overall operating performance.
Non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP gross profit, and non-GAAP loss from operations exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and the aforementioned non-GAAP measures do not reflect cash expenditure for such replacements;
•they exclude costs incurred from a legal entity reorganization in China; and
•the expenses and other items that we exclude in our calculation of non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Non-GAAP Net Loss and Non-GAAP Net Loss per Share
We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and costs incurred from a legal entity reorganization in China, as well as the related tax effects of these items. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.

Non-GAAP net loss and non-GAAP net loss per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•they exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and non-GAAP loss from operations does not reflect cash expenditure for such replacements;
•they exclude costs incurred from a legal entity reorganization in China;
•as further described below, we must make certain assumptions in order to determine the income tax effect adjustment for non-GAAP net loss, which assumptions may not prove to be accurate; and
•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Income Tax Effects of Non-GAAP Adjustments
We utilize a fixed annual projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of the non-GAAP adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the year ended December 31, 2021, the non-GAAP tax rate was (22)%. For the year ending December 31, 2022, we have determined the projected non-GAAP tax rate to be (10)%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.
Free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it is not a substitute for net cash provided by (used in) operating activities;
•other companies may calculate free cash flow or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a tool for comparison; and
•the utility of free cash flow is further limited as it does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.
Key Metrics
We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives, and make strategic decisions.
Customers Contributing More Than $100,000 of Revenue
We focus on the number of customers that generated more than $100,000 of revenue in the trailing 12 months, as this segment of our customer base represents the majority of our revenue and revenue growth. We define a customer as an individual or entity that generated revenue during the measurement period. A single organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.

Dollar-Based Net Expansion Rate
We track our performance by measuring our dollar-based net expansion rate, which compares our Create and Operate Solutions revenue from the same set of customers across comparable periods, calculated on a trailing 12-month basis. Our dollar-based net expansion rate as of a period end is calculated as current period revenue divided by prior period revenue. Prior period revenue is the trailing 12-month revenue measured as of such prior period end and includes revenue from all customers that contributed revenue during such trailing 12-month period. Current period revenue is the trailing 12-month revenue from these same customers as of the current period end. Our dollar-based net expansion rate includes the effect of any customer renewals, expansion, contraction, and churn but excludes revenue from new customers in the current period.
Contact
Investor Relations:
Richard Davis
richard.davis@unity3d.com
Media Relations:
Ryan Wallace
ryan.wallace@unity3d.com
Source: Unity

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	As of
	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,152,014	$1,055,776
Marketable securities	656,581	681,323
Accounts receivable, net of allowances of $6,259 and $5,447 as of March 31, 2022 and December 31, 2021, respectively	332,958	340,491
Prepaid expenses	48,734	39,097
Other current assets	33,910	34,423
Total current assets	2,224,197	2,151,110
Property and equipment, net	110,170	106,106
Operating lease right‑of‑use assets	101,486	98,393
Goodwill	1,657,817	1,620,127
Intangible assets, net	789,144	814,386
Restricted cash	10,678	10,823
Other assets	53,168	40,401
Total assets	$4,946,660	$4,841,346
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,005	$14,009
Accrued expenses and other current liabilities	121,976	144,873
Publisher payables	213,857	237,637
Income and other taxes payable	54,740	64,759
Deferred revenue	200,218	140,528
Operating lease liabilities	26,464	23,729
Total current liabilities	630,260	625,535
Convertible notes	1,704,145	1,703,035
Long-term deferred revenue	145,676	15,945
Long-term operating lease liabilities	94,340	92,539
Other long-term liabilities	10,097	9,901
Total liabilities	2,584,518	2,446,955
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.000005 par value; 1,000,000 and 1,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 295,847 and 292,592 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	3,879,589	3,729,874
Accumulated other comprehensive loss	(8,267)	(3,858)
Accumulated deficit	(1,509,182)	(1,331,627)
Total stockholders’ equity	2,362,142	2,394,391
Total liabilities and stockholders’ equity	$4,946,660	$4,841,346

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$320,126	$234,772
Cost of revenue	93,833	58,734
Gross profit	226,293	176,038
Operating expenses
Research and development	221,040	154,015
Sales and marketing	103,939	69,793
General and administrative	72,475	63,132
Total operating expenses	397,454	286,940
Loss from operations	(171,161)	(110,902)
Interest expense	(1,111)	(115)
Interest income and other expense, net	941	1,565
Loss before provision for income taxes	(171,331)	(109,452)
Provision for (benefit from) income taxes	6,224	(1,992)
Net loss	(177,555)	(107,460)
Other comprehensive loss, net of taxes:
Change in foreign currency translation adjustment	19	(31)
Change in unrealized losses on marketable securities	(4,428)	(103)
Comprehensive loss	$(181,964)	$(107,594)
Basic and diluted net loss per share:
Net loss per share attributable to our common stockholders, basic and diluted	$(0.60)	$(0.39)
Weighted-average shares used in per share calculation attributable to our common stockholders, basic and diluted	294,341	276,068

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(177,555)	$(107,460)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	41,472	11,832
Stock-based compensation expense	103,195	64,424
Stock-based compensation expense in connection with modified awards for certain employees	232	2,137
Other	3,260	1,441
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	7,532	(25,061)
Prepaid expenses	(9,624)	(9,888)
Other current assets	508	(2,318)
Operating lease right-of-use ("ROU") assets	6,337	5,907
Deferred tax, net	(629)	(1,824)
Other assets	(2,242)	(11,569)
Accounts payable	38	6,303
Accrued expenses and other current liabilities	(22,439)	(13,767)
Publisher payables	(23,780)	4,047
Income and other taxes payable	(10,012)	(10,104)
Operating lease liabilities	(4,894)	(7,492)
Other long-term liabilities	487	309
Deferred revenue	189,414	4,201
Net cash provided by (used in) operating activities	101,300	(88,882)
Investing activities
Purchase of marketable securities	(82,777)	(129,082)
Proceeds from principal repayments on marketable securities	23,182	2,017
Maturities of marketable securities	77,701	78,000
Purchase of non-marketable investments	(15,000)	(4,000)
Purchase of property and equipment	(14,929)	(11,744)
Business acquisitions, net of cash acquired	(23,637)	(24,817)
Net cash used in investing activities	(35,460)	(89,626)
Financing activities
Proceeds from issuance of common stock from employee equity plans	30,216	22,624
Net cash provided by financing activities	30,216	22,624
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	37	9
Increase (decrease) in cash, cash equivalents, and restricted cash	96,093	(155,875)
Cash and restricted cash, beginning of period	1,066,599	1,293,947
Cash, cash equivalents, and restricted cash, end of period	$1,162,692	$1,138,072

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Gross profit reconciliation
GAAP gross profit	$226,293	$176,038
Add:
Stock-based compensation expense	8,794	5,117
Employer tax related to employee stock transactions	1,388	2,761
Amortization of intangible assets expense	7,555	—
Non-GAAP gross profit	$244,030	$183,916
GAAP gross margin	71%	75%
Non-GAAP gross margin	76%	78%

Operating expenses reconciliation
Research and development
GAAP research and development expense	$221,040	$154,015
Add:
Stock-based compensation expense	(55,253)	(31,650)
Employer tax related to employee stock transactions	(5,774)	(10,098)
Amortization of intangible assets expense	(18,105)	(3,177)
Non-GAAP research and development expense	$141,908	$109,090
GAAP research and development expense as a percentage of revenue	69%	66%
Non-GAAP research and development expense as a percentage of revenue	44%	46%

Sales and marketing
GAAP sales and marketing expense	$103,939	$69,793
Add:
Stock-based compensation expense	(23,834)	(12,037)
Employer tax related to employee stock transactions	(1,520)	(2,228)
Amortization of intangible assets expense	(7,042)	(1,282)
Non-GAAP sales and marketing expense	$71,543	$54,246
GAAP sales and marketing expense as a percentage of revenue	32%	30%
Non-GAAP sales and marketing expense as a percentage of revenue	22%	23%

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
General and administrative
GAAP general and administrative expense	$72,475	$63,132
Add:
Stock-based compensation expense	(15,546)	(17,757)
Employer tax related to employee stock transactions	(1,070)	(1,371)
Legal entity reorganization costs	(2,330)	—
Non-GAAP general and administrative expense	$53,529	$44,004
GAAP general and administrative expense as a percentage of revenue	23%	27%
Non-GAAP general and administrative expense as a percentage of revenue	17%	19%

Loss from operations reconciliation
GAAP loss from operations	$(171,161)	$(110,902)
Add:
Stock-based compensation expense	103,427	66,561
Employer tax related to employee stock transactions	9,752	16,458
Amortization of intangible assets expense	32,702	4,459
Legal entity reorganization costs	2,330	—
Non-GAAP loss from operations	$(22,950)	$(23,424)
GAAP operating margin	(53)%	(47)%
Non-GAAP operating margin	(7)%	(10)%

Net loss and net loss per share reconciliation
GAAP net loss	$(177,555)	$(107,460)
Add:
Stock-based compensation expense	103,427	66,561
Employer tax related to employee stock transactions	9,752	16,458
Amortization of intangible assets expense	32,702	4,459
Legal entity reorganization costs	2,330	—
Income tax effect of non-GAAP adjustments	3,912	(7,337)
Non-GAAP net loss	$(25,432)	$(27,319)

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.60)	$(0.39)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.52	0.29
Non-GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.08)	$(0.10)

Weighted-average common shares used in GAAP net loss per share computation, basic and diluted	294,341	276,068
Weighted-average common shares used in non-GAAP net loss per share computation, basic and diluted	294,341	276,068

Free cash flow reconciliation
Net cash provided by (used in) operating activities	$101,300	$(88,882)
Less:
Purchase of property and equipment	(14,929)	(11,744)
Free cash flow	$86,371	$(100,626)
Net cash used in investing activities	$(35,460)	$(89,626)
Net cash provided by financing activities	$30,216	$22,624